EXHIBIT 4

EVIDENCE OF SIGNATORY AUTHORITY

Excerpt from Commercial Register of Novartis Pharma AG

Identification number	Legal status	Entry	Cancelled
				1
CHE-106.052.527	Limited or Corporation	25.10.1989

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis Pharma AG	1	Basel
1		(Novartis Pharma SA) (Novartis Pharma Inc.)

CHE-106.052.527			Novartis Pharma AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	76		Hammel, Luca Andreas, von Basel, in Basel		joint signature at two

CHE-106.052.527			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	1		Thommen, Stefan, von Bubendorf, in Ramlinsburg		joint signature at two

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled
				1
CHE-103.867.266	Limited or Corporation	01.03.1996

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	23		Bugnon, Bertrand Richard René, von Montagny (FR), in Belfaux		joint signature at two

CHE-103.867.266			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	14		Förtsch, Lukas, von Zürich, in Sissach		joint signature at two